UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 26, 2005

Date of Report (Date of earliest event reported):

QC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Kansas	000-50840	48-1209939
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

9401 Indian Creek Parkway, Suite 1500

Overland Park, Kansas 66210

(Address of principal executive offices) (Zip Code)

(913) 234-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former name and former fiscal year, if changed since last report.)

Not applicable

(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On September 26, 2005, QC Holdings, Inc. (the Company) decided to cease its operations in North Carolina. Accordingly, each of its 19 stores located in North Carolina will be closed no later than December 1, 2005. The Company’s decision to close its stores reflects the difficult operating environment in North Carolina associated with the Company’s role as an agent for a lending bank that is offering payday cash advances in compliance with the revised Payday Lending Guidance issued recently by the Federal Deposit Insurance Corporation.

The Company expects to record an approximate $2.5 million non-recurring charge associated with the store closings to reflect the estimated costs required to cease all operations in North Carolina. Approximately $750,000 of these charges relate to exit and disposal activities that will result in cash expenditures, including approximately $350,000 for operating lease terminations, approximately $200,000 related to severance payments and approximately $200,000 for various other costs, including storage, moving and cleaning.

Item 2.06. Material Impairments

In addition to the exit and disposal costs set forth above in Item 2.05, the Company expects to record $665,000 and $575,000 for the write-off of goodwill and property, respectively, in connection with the closure of all North Carolina operations. Further, the Company recorded a $500,000 reserve for loans that the Company estimates will be uncollectible.

Item 8.01 Other Events

On September 14, 2005, the Company began operating as a credit services organization (CSO) in its 18 Texas stores. On that same day, the Company ceased serving as a marketing and servicing agent in Texas for new loans made by a FDIC-insured bank. As a CSO, the Company assists the customer in applying for a loan. Under the arrangement with the third-party lender, the Company is contractually obligated for all losses incurred by the third-party lender in connection with the lender’s loans to its customers. Accordingly, the Company expects to record a pre-tax charge of approximately $200,000 to increase its allowance for loan losses in conjunction with establishment of a CSO in Texas.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	News release issued by QC Holdings, Inc., dated September 28, 2005, titled “QC Holdings, Inc. to Cease Operations in North Carolina” that reports the Company’s intention to close its stores in North Carolina no later than December 1, 2005.

The press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks and uncertainties, which could cause actual results to differ materially from those forward-looking statements. These risks include (1) changes in laws or regulations or governmental interpretations of existing laws and regulations governing consumer protection or payday lending practices, (2) litigation or regulatory action directed towards us, including the continuing litigation in North Carolina, (3) volatility in our earnings, primarily as a result of fluctuations in loan loss experience and the rate of growth in unit stores, (4) negative media reports and public perception of the payday loan industry and the impact on state legislatures and federal and state regulators, (5) changes in our key management personnel, (6) integration risks and costs associated with acquisitions, and (7) the other risks detailed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC. QC will not update any forward-looking statements made in the press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QC Holdings, Inc.

Date: September 29, 2005	By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer
(Principal Financial and Accounting Officer)